THE BLACKROCK INVESTMENT QUALITY TERM TRUST INC.
 Three Gateway Center
  100 Mulberry Street
Newark, New Jersey 07102


                                        February
,  2001




Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

     Re:  The BlackRock Investment Quality Term
Trust Inc. (the "Fund")
          File No. 811-6542


Ladies and Gentlemen:

          Please find enclosed the Annual Report
on Form N-SAR for the Fund for the fiscal year ended December 31, 2000. The Form N-SAR was filed using the EDGAR system.

                                        Very truly
yours,


                                        /s/George
P. Attisano
                                        George P.
Attisano
                                        Vice
President, Corporate Counsel
                                        The
Prudential Insurance
                                        Company of
America

Enclosures
     This report is
signed on behalf of
the Registrant in the
City of New York and
State of New York on
the
day of February, 2001.

THE BLACKROCK
INVESTMENT QUALITY
TERM TRUST INC.


Witness:  /s/James
Kong      By:                             /s/Henry Gabbay
          James Kong                          Henry Gabbay
          Assistant
Treasurer  Treasurer